Filed Under Rule 424(b)(3), Registration Statement No. 333-100340
Pricing Supplement Number 155 Dated 04/07/2008
(To: Prospectus Dated April 15, 2003 and Prospectus Supplement Dated: April 15, 2003)

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974EWQ5	100.000%	0.400%	$0.00	FIXED	4.950%	SEMI-ANNUAL	03/15/2010	09/15/2008	$21.31	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC, Wachovia/A.G. Edwards

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974EWR3	100.000%	0.625%	$0.00	FIXED	5.000%	SEMI-ANNUAL	04/15/2011	10/15/2008	$25.69	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC, Wachovia/A.G. Edwards

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974EWS1	100.000%	0.750%	$0.00	FIXED	5.450%	SEMI-ANNUAL	04/15/2012	10/15/2008	$28.01	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC, Wachovia/A.G. Edwards

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974EWT9	100.000%	1.000%	$0.00	FIXED	5.650%	SEMI-ANNUAL	04/15/2013	10/15/2008	$29.03	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC, Wachovia/A.G. Edwards

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974EWU6	100.000%	1.100%	$0.00	FIXED	5.900%	SEMI-ANNUAL	04/15/2014	10/15/2008	$30.32	YES	Senior Unsecured Notes	A1	AA-
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC, Wachovia/A.G. Edwards

International Lease Finance Corporation	Trade Date: Monday, March 31, 2008 @12:00 PM ET
Settle Date: Thursday, April 10, 2008
Minimum Denomination/Increments: 1 Note/1 Note
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Dain Rauscher Inc.

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is a registered trademark of Incapital Holdings LLC.  All rights reserved

International Lease Finance Corporation $0.00 International Lease Finance Corporation InterNotes Prospectus Dated 15-Apr-03 and Prospectus Supplement Dated: 15-Apr-03